                   [PRICE WATERHOUSE LLP CHICAGO LETTERHEAD]

                                                                    EXHIBIT 15.1

January 27, 1997

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that Baxter International Inc. has included our reports dated May 14, 1996, August 13, 1996 and November 11, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ Price Waterhouse LLP